Exhibit 10.15

LEASE AGREEMENT

I. Designation of the parties

This contract is concluded between the undersigned:

AN IMMOBILIER SARL, located at liberty 6 extension, cité des jeunes cadres lébou, villa N*25, Trade Register N* SNDKR2013B10704, represented by Mrs. Ndeye Marie Diallo

Hereinafter referred to as “the Lessor”;

&

African Agriculture (address, RC, ...):

Hereinafter referred to as “the Taker”;

Through this lease contract, the lessor undertakes to transmit to the lessee the enjoyment of a property for a given period. The lessee of the property is called upon to pay the lessor a monthly rent to retain his right of use over the accommodation. This lease agreement makes it possible to minimize the risk of disputes during the rental and to recognize the obligations and prerogatives of both parties before the law.

The parties have therefore agreed to enter into this contract and to specify the terms of performance of the Service as follows.

I. PURPOSE OF THE RENTAL AGREEMENT

This contract defines the rental conditions for a furnished camp with all the required conveniences.

Its purpose is to define the conditions of reservation and stay. The reception of the tenants on the day of their arrival, will be done by a steward and the house keeper, in order to facilitate their installation and stay.

Security will be ensured by LFT agents.

The relationship between landlord and tenant is based on trust. The tenants undertake to respect the rented goods and to return them in good condition.

No modification, erasure or overload, is accepted after the drafting of the contract, without the agreement of both parties.

II. HOUSING CONSISTENCY

-	Location of the camp:

The camp is located in Yetti Yone Colonat Richard Toll, which is a locality in the region of St Louis, in the north-west of Senegal.

The total area of the field where the camp is located is 5ha including 2ha unfenced, the camp is located not far from the famous watercourse ‘La Taouey’ which connects the Lac de Guiers to the Senegal river.

-	Year of rehabilitation: 2021

-	Living area: 3ha

-	Number of main rooms: 8 habitable and 6 finishing

-	Maximum number of occupants: 14 and other possible constructions

The equipped camp has all the necessary amenities: hot water, Wifi, Air conditioner, Swimming pool, chef, restaurant, meeting room, solar installation and an emergency system with a generator.

In addition to this, tenants will have access to the lake and the jetty.

Power from the SENELEC public network and water from SEN’EAU are being negotiated.

III. DURATION OF THE RENTAL

The duration of this contract is 12 months and takes effect on Monday, August 16, 2021. The rental contract is renewable by mutual agreement.

IV. RENTAL PRICE

The Parties have agreed to set the rent at 10,000€ Ten Thousand Euros per month for the entire term of the rental.

Rental is predicated on comfortable and clean sleeping arrangements, working electricity, hot water, and comfortable meal services, according to international 4 star standards.

V. RESERVATION

The Lessee returns this contract initialed at the bottom of each page and signed, accompanied by the payment of a deposit of two months’ rent.

This payment will be made by bank transfer to the Lessor’s account or by bank check.

VII. SECURITY DEPOSIT

At the latest when entering the premises, the Lessee will remit to the Lessor an amount of 10,000€ representing one month’s rent as a security deposit intended to cover damage and / or degradation of the accommodation and of the furniture and furnishings. The accommodation caused by the Lessee, as well as the loss of keys or objects.

The security deposit will be returned to the Lessee within a maximum period of one month after his departure, minus, where applicable, the sums covering damage and / or degradation of the accommodation and of the furnishings and objects of the accommodation caused by the Lessee, as well as only the loss of keys or objects. The security deposit maybe constituted by the delivery of a deposit check signed to the order of the Lessor that the latter will return subject to inventory and inventory conforming to the return of the keys.

VIII. ASSIGNMENT AND SUB-LEASE

This rental contract is concluded intuitu personae for the benefit of the only Lessee identified at the head of the contract.

Any assignment of this lease, any total or partial subletting, any provision, even free, must be declared to the lessor for his agreement.

IX. INVENTORIES

An inventory of the furniture made available are given to the Lessee when entering the accommodation.

An inventory will be drawn up by the Parties at the end of the rental, each of them will keep a copy initialed and signed.

In the absence of an inventory and / or inventory at the end of the rental or if the Lessee alone establishes the inventory and / or inventory at the end of the rental, the absence of dispute by the Lessor within 48 hours of the end of the rental will be worth restitution of the premises in good condition and full inventory.

X. OBLIGATIONS OF THE LESSEE

-	The Lessee will use the rented accommodation, furniture and equipment peacefully according to the destination given to them by the lease and will be liable for any damage and loss that may occur during the term of the contract in the premises of which it has exclusive enjoyment.

-	The Lessee will maintain the rented accommodation and return it to a good state of cleanliness and rental repairs at the end of the contract. If objects appearing in the inventory are broken or damaged, the Lessor may claim their replacement value.

-	The Lessee may not exercise any recourse against the Lessor in the event of theft and depredation in the leased premises.

-	The lessee may not oppose the visit of the premises if the Lessor or his agent so request.

XI. CANCELATION

The signing of the contract binds both parties irrevocably. No termination is possible without the written consent of the parties. If the Lessee renounces the rental, he remains liable for the full rent.

XII. FULL RIGHT TERMINATION

In the event of breach by the Lessee of one of the contractual obligations, this lease will be terminated automatically.

This termination will take effect after a period of 48 hours after a simple summons by registered letter or letter delivered by hand that has remained unsuccessful.

XV. DISPUTES

For the execution of these presents, the Lessor and the Lessee elect domicile in their respective domiciles.

However, in the event of a dispute, if the amicable resolution is not successful, the court of the place of residence of the Lessor will have sole jurisdiction.

This contract and its consequences are subject to Senegalese law.

Signature preceded by the words “Read and approved”

Made in DAKAR, the 13/08/21

The Lessor
The Taker Chairman & CEO African Agriculture, Inc.

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